Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
Debtors: Delphi Corporation, et al. (1)
Case Number: Jointly Administered 05-44481 (RDD)
Monthly Operating Report for the Month Ended:
February 28, 2007
Debtors’ Address:
5725 Delphi Drive
Troy, Michigan 48098
Monthly Operating Loss: $149 million
Debtors’ Attorneys:
John Wm. Butler, Jr. (JB 4711)
John K. Lyons (JL 4951)
Ron E. Meisler (RM 3026)
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Suite 2100
Chicago, IL 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
And
Kayalyn A. Marafioti (KM 9632)
Thomas J. Matz (TM 5986)
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Report Preparer:
The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate, and truthful to the best of my knowledge. (2)

Date: March 30, 2007	/s/ ROBERT J. DELLINGER Robert J. Dellinger
Executive Vice President and Chief Financial Officer
(1)	See next page for a listing of Debtors by case number.

(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
(1)	The Debtors in these jointly administered cases are as follows:

Case
Debtor Name	Number

Delphi NY Holdings Corporation	05-44480
Delphi Corporation	05-44481
ASEC Manufacturing General Partnership	05-44482
ASEC Sales General Partnership	05-44484
Environmental Catalysts, LLC	05-44503
Delphi Medical Systems Colorado Corporation	05-44507
Delphi Medical Systems Texas Corporation	05-44511
Delphi Medical Systems Corporation	05-44529
Specialty Electronics International Ltd.	05-44536
Specialty Electronics, Inc.	05-44539
Delphi Liquidation Holding Company	05-44542
Delphi Electronics (Holding) LLC	05-44547
Delphi Technologies, Inc.	05-44554
Delphi Automotive Systems Tennessee, Inc.	05-44558
Delphi Mechatronic Systems, Inc.	05-44567
Delphi Automotive Systems Risk Management Corporation	05-44570
Exhaust Systems Corporation	05-44573
Delphi China LLC	05-44577
Delphi Automotive Systems Korea, Inc.	05-44580
Delphi International Services, Inc.	05-44583
Delphi Automotive Systems Thailand, Inc.	05-44586
Delphi Automotive Systems International, Inc.	05-44589
Delphi International Holdings Corporation	05-44591
Delphi Automotive Systems Overseas Corporation	05-44593
Delphi Automotive Systems (Holding), Inc.	05-44596
Delco Electronics Overseas Corporation	05-44610
Delphi Diesel Systems Corporation	05-44612
Delphi LLC	05-44615
Aspire, Inc.	05-44618
Delphi Integrated Service Solutions, Inc.	05-44623
Delphi Connection Systems	05-44624
Packard Hughes Interconnect Company	05-44626
DREAL, Inc.	05-44627
Delphi Automotive Systems Services LLC	05-44632
Delphi Services Holding Corporation	05-44633
Delphi Automotive Systems Global (Holding), Inc.	05-44636
Delphi Foreign Sales Corporation	05-44638
Delphi Automotive Systems Human Resources LLC	05-44639
Delphi Automotive Systems LLC	05-44640
Delphi Furukawa Wiring Systems LLC	05-47452
Delphi Receivables LLC	05-47459
MobileAria, Inc.	05-47474
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
INDEX
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

		Year to Date
	Month Ended	January 1 to
	February 28, 2007	February 28, 2007
	(in millions)
Net sales:
General Motors and affiliates	$739	$1,446
Other customers	476	967
Intercompany non-Debtor affiliates	88	165

Total net sales	1,303	2,578

Operating expenses:
Cost of sales, excluding items listed below	1,320	2,675
Selling, general and administrative	75	157
Depreciation and amortization	57	108

Total operating expenses	1,452	2,940

Operating loss	(149)	(362)
Interest expense (contractual interest expense was $30 million and $70 million, respectively)	(19)	(48)
Other income (expense), net	6	5

Loss before reorganization items, income tax expense, and equity income	(162)	(405)
Reorganization items, net	(16)	(25)
Income tax benefit (expense)	(1)	(1)
Equity income (loss) from non-consolidated affiliates, net of tax	4	9
Equity income (loss) from non-Debtor affiliates, net of tax	43	104

Net loss	$(132)	$(318)

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION BALANCE SHEET
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

February 28, 2007
(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$139
Restricted cash	108
Accounts receivable, net:
General Motors and affiliates	1,286
Other third parties	1,286
Non-Debtor affiliates	344
Notes receivable from non-Debtor affiliates	349
Inventories, net:
Productive material, work-in-process and supplies	879
Finished goods	290
Prepaid expenses and other	259

Total current assets	4,940

Long-term assets:
Property, net	2,164
Investments in affiliates	372
Investments in non-Debtor affiliates	3,377
Goodwill	152
Other intangible assets, net	34
Other	330

Total assets	$11,369

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities not subject to compromise:
Debtor-in-possession financing	$2,893
Accounts payable	1,265
Accounts payable to non-Debtor affiliates	481
Accrued liabilities	812

Total current liabilities not subject to compromise	5,451

Long-term liabilities not subject to compromise:
Employee benefit plan obligations and other	749

Liabilities subject to compromise	17,593

Total liabilities	23,793

Stockholders’ deficit:
Common stock, $0.01 par value, 1,350 million shares authorized, 565 million shares issued	6
Additional paid-in capital	2,772
Accumulated deficit	(12,211)
Accumulated other comprehensive loss	(2,939)
Treasury stock, at cost (3.2 million shares)	(52)

Total stockholders’ deficit	(12,424)

Total liabilities and stockholders’ deficit	$11,369

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
MONTHLY OPERATING REPORT
CONDENSED COMBINED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
(Non-filed entities, principally non-U.S. affiliates, excluded from Debtor group)

Month Ended
February 28, 2007
(in millions)
Cash flows from operating activities:
Net loss	$(132)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57
Pension and other postretirement benefit expenses	97
Equity income from unconsolidated affiliates, net of tax	(4)
Equity income from non-Debtor affiliates, net of tax	(43)
Reorganization items	16
Changes in operating assets and liabilities:
Accounts receivable, net	(177)
Inventories, net	40
Prepaid expenses and other	(8)
Accounts payable, accrued and other long-term liabilities	60
U.S. employee special attrition program, net of reimbursement by GM	(74)
Pension contributions	(1)
Other postretirement benefit (payments) receipts, net of reimbursement by GM	3
Receipts (payments) for reorganization items, net	(13)
Other	(4)

Net cash used in operating activities	(183)

Cash flows from investing activities:
Capital expenditures	(17)
Proceeds from sale of property	2
Other	(6)

Net cash used in investing activities	(21)

Cash flows from financing activities:
Net borrowings under revolving credit facility	150

Net cash provided by financing activities	150

Decrease in cash and cash equivalents	(54)
Cash and cash equivalents at beginning of period	193

Cash and cash equivalents at end of period	$139

The accompanying notes are an integral part of the financial statements.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
1. Background and Organization
     General – Delphi Corporation (“Delphi” or the “Company”) is a world-leading supplier of vehicle electronics, transportation components, integrated systems and modules, and other electronic technology.
     Chapter 11 Reorganization Cases – On October 8, 2005, Delphi and certain of its United States (“U.S.”) subsidiaries (the “Initial Filers”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”), and on October 14, 2005, three additional U.S. subsidiaries of Delphi (collectively with the Initial Filers, the “Debtors”) filed voluntary petitions for relief under the Bankruptcy Code (the Debtors’ October 8, 2005 and October 14, 2005 filings are referred to herein collectively as the “Chapter 11 Filings”). See the second page of this report for a listing of the Debtors and case number information. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. Delphi’s non-U.S. subsidiaries were not included in the Chapter 11 Filings and will continue their business operations without supervision from U.S. courts. On October 17, 2005 the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors. The composition of the creditors’ committee was subsequently changed. On March 22, 2006, the Court granted a motion to create an equity committee to represent the interests of Delphi’s stock owners and on April 28, 2006, the U.S. Trustee appointed a committee of equity security holders in these chapter 11 cases. The equity committee’s composition was also later changed.
     On January 20, 2006, the Debtors filed with the Court the Schedules of Assets and Liabilities and Statements of Financial Affairs (the “Schedules and Statements”), as required by the Bankruptcy Code. Subsequently, on February 1, 2006 and April 18, 2006, the Debtors filed certain amendments to the Schedules and Statements.
     On February 3, 2006, the United States Trustee convened a meeting of creditors of Delphi pursuant to section 341 of the Bankruptcy Code. A section 341 meeting is a statutorily mandated meeting of creditors, presided over by the United States Trustee, at which a debtor’s representatives appear and all creditors of the debtor are entitled to attend. At the conclusion of the section 341 meeting, the United States Trustee closed the meeting.
     On April 12, 2006, the Court established a bar date of July 31, 2006 for filing proofs of claim against the Debtors’ estates.
     On December 18, 2006, the Debtors accepted a proposal for an equity purchase and commitment agreement (the “EPCA”) with affiliates of Appaloosa Management L.P., Cerberus Capital Management, L.P., and Harbinger Capital Partners Master Fund I, Ltd., as well as Merrill Lynch & Co. and UBS Securities LLC (collectively, the “Plan Investors”). Under the EPCA, the Plan Investors agreed to invest up to $3.4 billion in preferred and common equity in the reorganized Delphi to support the Debtors’ transformation plan and its Plan Framework Support Agreement (see definition below). The EPCA is subject to the completion of due diligence, satisfaction or waiver of numerous other conditions (including Delphi’s achievement of consensual agreements with its U.S. labor unions and GM), and the non-exercise by either Delphi or the Plan Investors of certain termination rights.
     Also on December 18, 2006, the Company entered into a plan framework support agreement (the “PSA”) with the Plan Investors and GM. The PSA outlines certain proposed terms of the Debtors’ anticipated plan of reorganization, including the distributions to be made to creditors and shareholders, the treatment of GM’s claims, the resolution of certain pension funding issues, and the corporate governance of the reorganized Debtors. The PSA as well as the economics and structure of the plan framework itself are expressly conditioned on the Debtors’ reaching consensual agreements with their U.S. labor unions and GM.
     Contemporaneously with the issuance of these announcements on December 18, 2006, the Debtors sought authorization and approval of the EPCA and the PSA. On January 12, 2007, the Court entered an order authorizing the Company to execute, deliver, and implement the agreements.
     On February 28, 2007, the Debtors announced that they had entered into an amendment to the EPCA with the Plan Investors, to extend the date by which the Company, the affiliate of Cerberus Capital Management, L.P. or the affiliate of Appaloosa Management L.P. have the right to terminate the EPCA on account of not having completed tentative labor agreements with Delphi’s principal U.S. labor unions and a consensual settlement of legacy issues
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
with GM. The amendment provides that the day-to-day right to terminate will continue beyond February 28, 2007 through a future date to be established pursuant to a 14-day notice mechanism in the amendment. The amendment also extends the deadline to make certain regulatory filings under the federal antitrust laws in connection with the framework transaction.
2. Basis of Presentation
     Condensed Combined Debtor-in-Possession Financial Statements – The financial statements and supplemental information contained herein are unaudited, preliminary and may not comply with generally accepted accounting principles in the United States of America (“U.S. GAAP”), in all material respects. In addition, the financial statements and supplemental information contained herein represent the condensed combined financial information for the Debtors only. Delphi’s non-Debtor subsidiaries are treated as non-consolidated affiliates in the attached financial statements and as such, their net income (loss) is included as “Equity income from non-Debtor affiliates, net of tax” in the statement of operations and their net assets are included as “Investments in non-Debtor affiliates” in the balance sheet.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does require, however, that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7.
     The unaudited combined financial statements have been derived from the books and records of the Debtors. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP, and upon the application of such procedures (such as tests for asset impairment), the Debtors believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with U.S. GAAP. The financial statements include the impact of certain adjustments that were identified as a result of the completion of the Company’s consolidated financial statements for the year ended December 31, 2006. These adjustments impacted the January 1, 2007 beginning retained earnings balance and included approximately $150 million of asset impairment charges. As of February 28, 2007, certain prepaid expenses and pre- and postpetition accounts payable are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2006 Annual Report on Form 10-K that was filed with the United States Securities and Exchange Commission.
     The results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.
     Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor affiliates have not been eliminated in the financial statements and are reflected as intercompany receivables, loans, investments, and payables.
     General Motors and Affiliates – Includes activity with General Motors Corporation (“GM”) and its consolidated subsidiaries. Activity with GM’s non-consolidated affiliates (such as GM Shanghai) and activity with other Tier 1 suppliers who sell directly to GM is classified as other (non-GM) customer activity.
     Restricted Cash – Primarily includes balances restricted for use for the pre-retirement portion of the special attrition program.
     Property – Includes property, plant, and equipment and is recorded at cost net of accumulated depreciation.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
     Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt during the month, including unsecured debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.
     Taxes – Delphi accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. Due to the Company’s history of U.S. losses over the past years, combined with the deterioration in its current U.S. operating outlook, during the fourth quarter of 2004, Delphi established a 100% valuation allowance against its U.S. deferred tax assets. As a result, Delphi discontinued recognizing income tax benefits for net operating losses incurred in periods subsequent to December 31, 2004 and continues to record a 100% valuation allowance against all U.S. deferred tax assets.
     The Debtors have received authorization, but not direction, to pay sales, use, trust fund, and certain other taxes in the normal course. Accordingly, the Debtors have paid the applicable taxes when due. See the schedules of payroll and other taxes paid for additional information regarding taxes paid.
     Other Postretirement Benefit (Payments) Receipts, Net of Reimbursement by GM – As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and IUE-CWA were eligible to retire as employees of Delphi or flow back to GM and retire. During 2006, approximately 10,000 employees elected to flow back to GM and retire. Although GM agreed to assume the postretirement healthcare and life insurance coverages for these retirees, due to the volume of retirements, GM was unable to immediately transition these retirees to GM healthcare and life insurance plans. Delphi agreed to administer health and life insurance coverages for these retirees during the transition period and GM agreed to reimburse Delphi for its actual costs for providing such coverages. During February 2007, Delphi received approximately $29 million as reimbursement from GM for the cost of such coverages. This reimbursement was recorded as a reduction of Delphi’s postretirement benefit payments and is included in “Other Postretirement Benefit (Payments) Receipts, Net of Reimbursement by GM” in the statement of cash flows.
3. Debtor-in-Possession (“DIP”) Financing
     On January 5, 2007, the Court granted Delphi’s motion to obtain replacement post-petition financing of approximately $4.5 billion to refinance both its $2.0 billion Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated November 21, 2005 (the “Amended DIP Credit Facility”), and the approximate $2.5 billion outstanding on its $2.825 billion Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005 (as amended, the “Prepetition Facility”).
     On January 9, 2007, Delphi entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinancing DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinancing DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility (“Tranche A” or the “Revolving Facility”), a $250 million first priority term loan (“Tranche B” or the “Tranche B Term Loan” and, together with the Revolving Facility, the “First Priority Facilities”), and an approximate $2.5 billion second priority term loan (“Tranche C” or the “Tranche C Term Loan”).
     The Refinancing DIP Credit Facility carries an interest rate at Delphi’s option of either the Administrative Agent’s Alternate Base Rate plus (i) with respect to Tranche A borrowings, 1.50%, (ii) with respect to Tranche B borrowings, 1.25%, and (iii) with respect to Tranche C borrowings, 1.75%, or LIBOR plus (x) with respect to Tranche A borrowings, 2.50%, (y) with respect to Tranche B borrowings, 2.25%, and (z) with respect to Tranche C borrowings, 2.75%. The interest rate period can be set at a one, three, or six-month period as selected by Delphi in accordance with the terms of the Refinancing DIP Credit Facility. Accordingly, the interest rate will fluctuate based on the movement of the Alternate Base Rate or LIBOR through the term of the Refinancing DIP Credit Facility. The Refinancing DIP Credit Facility will expire on the earlier of December 31, 2007 and the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the U.S. Bankruptcy Court. Borrowings under the Refinancing DIP Credit Facility are prepayable at Delphi’s option without premium or penalty.
     The Refinancing DIP Credit Facility provides the lenders with a perfected first lien (with the relative priority of each tranche as set forth above) on substantially all material tangible and intangible assets of Delphi and its wholly-
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
owned domestic subsidiaries (however, Delphi is only pledging 65% of the stock of its first tier foreign subsidiaries to the extent that, in its reasonable business judgment, adverse tax consequences would result) and further provides that amounts borrowed under the Refinancing DIP Credit Facility will be guaranteed by substantially all of Delphi’s affiliated Debtors, each as debtor and debtor-in-possession.
     The amount outstanding at any one time under the First Priority Facilities is limited by a borrowing base computation as described in the Refinancing DIP Credit Facility. Borrowing base standards may be fixed and revised from time to time by the Administrative Agent in its reasonable discretion, with any changes in such standards to be effective 10 days after delivery of a written notice thereof to Delphi (or immediately, without prior written notice, during the continuance of an event of default).
     The Refinancing DIP Credit Facility includes affirmative, negative and financial covenants that impose restrictions on Delphi’s financial and business operations, including Delphi’s ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock. So long as the Facility Availability Amount (as defined in the Refinancing DIP Credit Facility) is equal to or greater than $500 million, compliance with the restrictions on investments, mergers and disposition of assets do not apply (except in respect of investments in, and dispositions to, direct or indirect domestic subsidiaries of Delphi that are not guarantors).
     The covenants require Delphi to, among other things, maintain a rolling 12-month cumulative Global EBITDAR for Delphi and its direct and indirect subsidiaries, on a consolidated basis, beginning on December 31, 2006 and ending on November 30, 2007 at the levels set forth in the Refinancing DIP Credit Facility.
     The Refinancing DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the Refinancing DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.
     Also on January 9, 2007 both the $250 million Tranche B Term Loan and the $2.5 billion Tranche C Term Loan were funded and the proceeds were used to extinguish amounts outstanding under the Amended DIP Credit Facility and the Prepetition Facility. The Company elected to pay interest on the Tranche B Term Loan at LIBOR plus 2.25% for a three-month period and on the Tranche C Term Loan at LIBOR plus 2.75% for a three-month period. As of February 28, 2007, there was $150 million outstanding under the Revolving Facility at the Administrative Agent’s Base Rate plus 1.50%, and the Company had approximately $95 million in letters of credit outstanding under the Revolving Facility as of that date.
4. Reorganization Items
     SOP 90-7 requires reorganization items such as realized gains and losses from the settlement of prepetition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under chapter 11, to be separately disclosed. The Debtors’ reorganization items consist of the following:

		Year to Date
	Month Ended	January 1 to
	February 28, 2007	February 28, 2007
	(in millions)
Professional fees directly related to reorganization	$(19)	$(33)
Interest income	3	8

Total Reorganization Items	$(16)	$(25)

     Professional fees directly related to the reorganization (“Professional Fees”) include fees and reimbursable expenses associated with advisors to the Debtors, unsecured creditors, secured creditors, and unions. Professional Fees also include approximately $1 million for the month ended February 28, 2007 and $2 million year to date of fees for certain legal advisors to GM. Professional Fees for the month ended February 28, 2007 were estimated by the Debtors and will be reconciled to actual invoices when received.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 Filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-chapter 11 liabilities are stayed. Although prepetition claims are generally stayed, at hearings held in mid October 2005 and November 2005, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management, and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed postpetition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. On April 12, 2006, the Court entered an order establishing July 31, 2006 as the bar date by which claims against the Debtors arising prior to the Debtors’ Chapter 11 Filings were required to be filed if the claimants were to receive any distribution in the chapter 11 cases. The Debtors notified (including by publication notice) all known actual and potential creditors of the bar date and the required procedures with respect to the filing of proofs of claim with the Court. Any differences between claim amounts listed by the Debtors in their Schedules of Assets and Liabilities (as amended) and claims filed by creditors are being investigated and, if necessary, the Court will make the final determination as to the amount, nature, and validity of claims.
     The Debtors have received approximately 16,500 proofs of claim, some of which assert, in part or in whole, unliquidated claims. In addition, the Debtors have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts, including approximately $900 million in intercompany claims, and additional unliquidated amounts. Although the Debtors have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, the Debtors believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Court. As of February 28, 2007, the Debtors have objected to approximately 10,700 proofs of claim which asserted approximately $9 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Court has entered orders disallowing approximately 8,300 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $8 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Debtors anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Court approves a chapter 11 plan of reorganization. Classification for purposes of these financial statements of any prepetition liabilities on any basis other than liabilities subject to compromise is not an admission against interest or legal conclusion by the Debtors as to the manner of classification, treatment, allowance, or payment in the Debtors’ chapter 11 cases, including in connection with any plan of reorganization that may be confirmed by the Court and that may become effective pursuant to the Court’s order.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Liabilities subject to compromise consist of the following:

February 28, 2007
(in millions)
Pension obligations	$4,289
Postretirement obligations other than pensions, including amounts payable to GM	9,179
Debt and notes payable	2,443
Accounts payable	834
Other	848

Total Liabilities Subject to Compromise	$17,593

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
NOTES TO MONTHLY OPERATING REPORT
6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed postpetition accounts payable have been and are being paid under agreed-upon payment terms.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL AND PAYROLL TAXES WITHHELD AND INCURRED
MONTH ENDED FEBRUARY 28, 2007

	Employee Payroll Taxes	Employer Payroll Taxes
Gross Wages Paid	Withheld	Owed

$309,219,610	$89,693,554	$23,883,694

Note:	As previously disclosed, as part of the special attrition program certain eligible Delphi U.S. hourly employees represented by the UAW and the IUE-CWA received lump sum incentive payments or buyout payments. These payments were made by Delphi and are wholly or partially reimbursed by GM, and are included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED FEBRUARY 28, 2007

Payee	Payroll Taxes Paid
Internal Revenue Service	$95,084,560
State of Ohio	5,190,023
City of Moraine, OH	931,157
City of Kettering, OH	851,927
City of Dayton, OH	474,696
City of Warren, OH	278,130
City of Rita, OH	191,828
Ohio School District	110,322
City of Columbus, OH	79,432
City of Vandalia, OH	57,745
City of Hubbard, OH	29,304
City of Lordstown, OH	10,960
City of Huron, OH	7,810
City of Trotwood, OH	5,868
City of Elyria, OH	5,427
City of Springfield, OH	2,117
City of Dublin, OH	1,923
City of Toledo, OH	754
City of Cincinnati, OH	400
City of Akron, OH	258
City of West Carrollton, OH	228
City of Mansfield, OH	72
City of Xenia, OH	20
State of Michigan	2,406,781
City of Flint, MI	144,117
City of Saginaw, MI	135,608
City of Grand Rapids, MI	9,735
City of Detroit, MI	4,242
City of Walker, MI	3,469
City of Pontiac, MI	492
City of Lansing, MI	91
State of Indiana	1,855,683
State of New York	1,465,653
State of Mississippi	1,129,492
State of Wisconsin	505,438
State of Alabama	457,200
City of Gadsden, AL	11,917
State of Pennsylvania	222,571
State of Oklahoma	98,245
State of Georgia	74,598
State of Illinois	63,167
State of California	55,323
State of Colorado	19,707
City of Denver, CO	3,140
State of South Carolina	9,616
State of Kansas	8,281
State of Oregon	5,341
State of Texas	5,330
State of Missouri	3,973
State of Virginia	2,657
State of New Jersey	2,488
State of North Carolina	2,393
State of Arizona	1,499
State of Arkansas	1,200
State of Kentucky	1,051
State of Connecticut	963
State of Maryland	861
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF PAYROLL TAXES PAID
MONTH ENDED FEBRUARY 28, 2007

Payee	Payroll Taxes Paid

State of Louisiana	$852
State of Minnesota	551
State of Delaware	246
State of Florida	4
Inland Revenue Service (UK)	677,951
Country of Switzerland	5,986

Total	$112,712,873

Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED FEBRUARY 28, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Montgomery County, Ohio	Real Property	$862,654	$862,654
Flint, Michigan	Real Property	688,960	688,960
Trumbull County, Ohio	Real Property	446,247	446,247
Buena Vista Township, Michigan	Real Property	340,941	340,941
Troy, Michigan	Real Property	328,795	328,795
Monroe County, New York	Real Property	301,832	301,832
Coopersville, Michigan	Real Property	233,666	233,666
Erie County, Ohio	Real Property	103,438	103,438
Saginaw, Michigan	Real Property	57,592	57,592
Adrian, Michigan	Real Property	55,198	55,198
Madison Charter Township, Michigan	Real Property	36,440	36,440
Wyoming, Michigan	Real Property	31,137	31,137
Portage County, Ohio	Real Property	22,983	22,983
Henrietta, New York	Real Property	25	25
State of Ohio	Use	490,810	490,810
State of Michigan	Use	380,876	380,876
State of Indiana	Use	181,864	181,864
State of New York	Use	116,332	116,332
Limestone County, Alabama (Payee ALATAX — Tax Trust Account)	Use	38,914	38,914
State of Mississippi	Use	35,953	35,953
State of Texas	Use	22,176	22,176
State of Wisconsin	Use	13,461	13,461
Georgia Sales Tax Division, GA	Use	5,944	5,944
Gadsden City, Alabama (Payee ALATAX - Tax Trust Account)	Use	4,366	4,366
Tuscaloosa, County Alabama	Use	2,536	2,536
Colorado Dept of Revenue	Use	1,140	1,140
Etowah County, Alabama (Payee LGREC Inc.)	Use	981	981
Coaling, Alabama (Payee ALATAX — Tax Trust Account)	Use	581	581
Ohio Treasurer of State	Commercial Activity	359,133	359,133
Charter Township of Brighton, Michigan	Personal Property	47,367	47,367
Maury County, Tennessee	Personal Property	38,746	38,746
Knox County, Tennessee	Personal Property	22,470	22,470
Oxford Township, Michigan	Personal Property	10,170	10,170
Green Oak Township, Michigan	Personal Property	5,458	5,458
Madison County, Tennessee	Personal Property	4,633	4,633
Grand Blanc Charter Township, Michigan	Personal Property	4,283	4,283
Clio, Michigan	Personal Property	3,131	3,131
Sumner County, Tennessee	Personal Property	2,679	2,679
Anderson County, Tennessee	Personal Property	2,649	2,649
Dearborn, Michigan	Personal Property	2,174	2,174
Hamilton County, Tennessee	Personal Property	1,879	1,879
Livonia, Michigan	Personal Property	1,861	1,861
Bangor Township, Michigan	Personal Property	1,527	1,527
Chattanooga City, Tennessee	Personal Property	1,429	1,429
Gallatin, Tennessee	Personal Property	1,145	1,145
Giles County Trustee, Tennessee	Personal Property	872	872
Metropolitan Trustee, Tennessee	Personal Property	806	806
Monitor Township, Michigan	Personal Property	709	709
Wilson County, Tennessee	Personal Property	701	701
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF OTHER TAXES COLLECTED, INCURRED AND PAID
MONTH ENDED FEBRUARY 28, 2007

Taxing Jurisdiction	Tax Type	Tax Due	Tax Paid

Clinton, Tennessee	Personal Property	$688	$688
Shelby County, Tennessee	Personal Property	623	623
Montgomery County, Tennessee	Personal Property	572	572
Madison Heights, Michigan	Personal Property	423	423
Woodstock Township, Michigan	Personal Property	399	399
Hawes Township, Michigan	Personal Property	356	356
Bedford County, Tennessee	Personal Property	306	306
Charter Township of Van Buren, Michigan	Personal Property	281	281
Robertson County, Tennessee	Personal Property	256	256
Watertown Charter Township, Michigan	Personal Property	215	215
Shelbyville, Tennessee	Personal Property	190	190
Portland, Tennessee	Personal Property	157	157
Goodlettsville, Tennessee	Personal Property	132	132
Traverse City, Michigan	Personal Property	124	124
Lebanon, Tennessee	Personal Property	90	90
Charter Township of Genesee, Michigan	Personal Property	82	82
Sturgis, Michigan	Personal Property	58	58
Royal Oak, Michigan	Personal Property	57	57
Tawas, Michigan	Personal Property	56	56
Smith County, Tennessee	Personal Property	45	45
Dyer County, Tennessee	Personal Property	37	37
Vassar, Michigan	Personal Property	25	25
Gordonsville City Clerk, Tennessee	Personal Property	18	18
Greene County, Tennessee	Personal Property	13	13
McNairy County, Tennessee	Personal Property	13	13
Williamson County, Tennessee	Personal Property	12	12
Haywood County, Tennessee	Personal Property	10	10
Brownsville, Tennessee	Personal Property	6	6
Selmer, Tennessee	Personal Property	5	5
Warren, Michigan	Personal Property	5	5
Franklin, Tennessee	Personal Property	2	2
State of Ohio	Kilowatt Hour	62,937	62,937
State of Alabama	Consumer Use	36,762	36,762
State of Delaware	Franchise	31,425	31,425
Alabama Department of Revenue	Franchise	300	300
State of Alabama	Seller's Use	31,259	31,259
Colorado Dept of Revenue	Utility	162	162
South Carolina Department of Revenue	Sales & Use	46	46
Colorado Dept of Revenue	Sales	31	31

Total		$5,487,842	$5,487,842

Note 1:	The amounts listed above for tax due and tax paid include postpetition taxes and only those prepetition taxes for which the Debtors have received Court authorization to pay. Accordingly, certain prepetition taxes (primarily on real and personal property) that the Debtors do not have authority to pay are not included in the schedule above. Such prepetition taxes are included in the balance sheet as part of “Liabilities Subject to Compromise.”

Note 2:	Certain Debtors also pay transaction taxes such as value added tax (“VAT”) to certain foreign countries based upon the purchase or supply of goods or services within the country and the importation of goods into the country from outside the country. For the purchase of goods or services in certain foreign countries, VAT may either be collected by the supplier from the Debtors or paid directly by the Debtors through self-assessment. For the supply of goods or services in certain foreign countries, the Debtors may collect VAT from the customers and remit the tax to the foreign governments. Upon importation in certain countries, VAT may be paid by the Debtors. In most cases, VAT is recoverable either as an input VAT credit or as a refund. The process of calculating VAT owed or refundable is a complex process of netting VAT paid, collected, and remitted. To the best of the Company’s knowledge, all VAT has been paid and is being paid when due. In addition, certain Debtors incur foreign withholding taxes on certain payments from various foreign non-Debtor affiliates. These foreign withholding taxes generally apply to interest, royalties, dividends, and service payments received from certain foreign non-Debtor affiliates. The foreign withholding taxes are required to be withheld by the foreign non-Debtor affiliates and paid over to the foreign tax authorities on behalf of the Debtors. To the best of the Company’s knowledge, all foreign withholding taxes have been withheld by the foreign non-Debtor facilitates when required to be withheld and paid over to the appropriate foreign tax authorities when due. These foreign tax payments have not been included in the schedule above.
Case Number: 05-44481 (RDD) (Jointly Administered)

DELPHI CORPORATION, et al.
SCHEDULE OF DISBURSEMENTS
MONTH ENDED FEBRUARY 28, 2007

Debtor Name	Case Number	Amount (4)

Delphi NY Holdings Corporation	05-44480	$—
Delphi Corporation	05-44481	—
ASEC Manufacturing General Partnership	05-44482	—
ASEC Sales General Partnership	05-44484	—
Environmental Catalysts, LLC	05-44503	—
Delphi Medical Systems Colorado Corporation	05-44507	3,139,905
Delphi Medical Systems Texas Corporation	05-44511	2,383,123
Delphi Medical Systems Corporation	05-44529	945,283
Specialty Electronics International Ltd.	05-44536	—
Specialty Electronics, Inc.	05-44539	469,854
Delphi Liquidation Holding Company	05-44542	—
Delphi Electronics (Holding) LLC	05-44547	—
Delphi Technologies, Inc.	05-44554	3,157,029
Delphi Automotive Systems Tennessee, Inc.	05-44558	—
Delphi Mechatronic Systems, Inc.	05-44567	10,210,715
Delphi Automotive Systems Risk Management Corporation	05-44570	—
Exhaust Systems Corporation	05-44573	6,900,226
Delphi China LLC	05-44577	—
Delphi Automotive Systems Korea, Inc.	05-44580	73,064
Delphi International Services, Inc.	05-44583	7,186,962
Delphi Automotive Systems Thailand, Inc.	05-44586	—
Delphi Automotive Systems International, Inc.	05-44589	—
Delphi International Holdings Corporation	05-44591	—
Delphi Automotive Systems Overseas Corporation	05-44593	4,159
Delphi Automotive Systems (Holding), Inc.	05-44596	—
Delco Electronics Overseas Corporation	05-44610	9,598,671
Delphi Diesel Systems Corporation	05-44612	30,781,452
Delphi LLC	05-44615	—
Aspire, Inc.	05-44618	142,178
Delphi Integrated Service Solutions, Inc.	05-44623	123,348
Delphi Connection Systems	05-44624	5,406,034
Packard Hughes Interconnect Company	05-44626	—
DREAL, Inc.	05-44627	—
Delphi Automotive Systems Services LLC	05-44632	157,888,288
Delphi Services Holding Corporation	05-44633	—
Delphi Automotive Systems Global (Holding), Inc.	05-44636	—
Delphi Foreign Sales Corporation	05-44638	—
Delphi Automotive Systems Human Resources LLC	05-44639	132,960,342
Delphi Automotive Systems LLC	05-44640	1,383,712,907
Delphi Furukawa Wiring Systems LLC	05-47452	1,943,902
Delphi Receivables LLC	05-47459	—
MobileAria, Inc.	05-47474	—

(4)	Operating expenses for the month ended February 28, 2007 were used as a proxy for disbursements.
Case Number: 05-44481 (RDD) (Jointly Administered)